SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  FORM 8-K/A-3


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934


                         Date of Report: April 10, 1998
                                         --------------
                        (Date of earliest event reported)


                             NationsBank Corporation
                             -----------------------
             (Exact name of registrant as specified in its charter)


                                 North Carolina
                                 --------------
                 (State or other jurisdiction of incorporation)


            1-6523                                    56-0906609
            ------                                    ----------
      (Commission File Number)            (IRS Employer Identification Number)


                          NationsBank Corporate Center
                            Charlotte, North Carolina
                            -------------------------
                    (Address of principal executive offices)


                                      28255
                                      -----
                                   (Zip Code)


       Registrant's telephone number, including area code: (704) 386-5000
                                                           --------------

                    INFORMATION TO BE INCLUDED IN THE REPORT

      The Current Report on Form 8-K dated April 10, 1998 and filed with the Securities and Exchange Commission ("SEC") on April 17, 1998, as amended by Form 8-K/A-1 filed April 24, 1998 and Form 8-K/A-2 filed May 18, 1998, is amended to amend and restate Item 7 in its entirety as follows:

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial Statements of Business Acquired.

      The following consolidated financial statements of BankAmerica are incorporated herein by reference to Exhibit 99.1 filed herewith:

      1. Consolidated Balance Sheet as of December 31, 1997 and 1996.

      2. Consolidated Statement of Operations for the years ended December 31, 1997, 1996 and 1995.

      3. Consolidated Statement of Cash Flows for the years ended December 31, 1997, 1996 and 1995.

      4. Consolidated Statement of Changes in Stockholders' Equity for the years ended December 31, 1997, 1996 and 1995.

      5. Notes to Consolidated Financial Statements.

      The Other Events in Item 5 of this Form 8-K should be read in connection with these consolidated financial statements.

      The report of Ernst & Young LLP, independent auditors, on the consolidated financial statements of BankAmerica as of December 31, 1997 and 1996 and for the three years then ended is filed herewith as part of Exhibit 99.1 and the related consent is filed herewith as Exhibit 99.2. Both the opinion and consent are incorporated herein by reference.

      Certain unaudited financial information regarding BankAmerica, including a Consolidated Balance Sheet as of March 31, 1998, and Consolidated Statement of Operations, Consolidated Statement of Cash Flows and Consolidated Statement of Changes in Stockholders' Equity for the three months ended March 31, 1998 and March 31, 1997, is incorporated herein by reference to Exhibit 99.3.

      Certain unaudited financial information regarding BankAmerica, including a Consolidated Balance Sheet as of June 30, 1998, Consolidated Statement of Operations for the three and six months ended June 30, 1998 and June 30, 1997, and Consolidated Statement of Cash Flows and Consolidated Statement of Changes in Stockholders' Equity for the six months ended June 30, 1998 and June 30, 1997, is incorporated herein by reference to Exhibit 99.4.

(b) Pro Forma Financial Information.
                                       3

                    UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

      The following Unaudited Pro Forma Condensed Balance Sheet as of June 30, 1998 combines the historical consolidated balance sheets of NationsBank Corporation ("NationsBank") and BankAmerica Corporation ("BankAmerica") as if the Reorganization had been effective on June 30, 1998, after giving effect to certain adjustments described in the attached Notes to the Unaudited Pro Forma Condensed Financial Information. NationsBank's historical financial statements, restated to give retroactive effect to the merger of NationsBank with Barnett Banks, Inc. ("Barnett") on January 9, 1998, are included in NationsBank's Current Report on Form 8-K filed with the SEC on April 16, 1998. In addition, NationsBank's historical interim financial statements for the quarter ended June 30, 1998 are included in NationsBank's Form 10-Q filed with the SEC on August 14, 1998. BankAmerica's historical financial statements are incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997 as filed with the SEC on March 16, 1998 and its Form 10-Q for the quarter ended June 30, 1998 as filed with the SEC on August 13, 1998. The unaudited Pro Forma Condensed Financial Information should be read in conjunction with the historical financial statements of NationsBank and BankAmerica.

      The Unaudited Pro Forma Condensed Statements of Income for the six months ended June 30, 1998 and the years ended December 31, 1997, 1996 and 1995 present the combined results of operations of NationsBank and BankAmerica as if the Reorganization had been effective at January 1, 1995, after giving effect to certain adjustments described in the attached Notes to the Unaudited Pro Forma Condensed Financial Information.

      The Unaudited Pro Forma Condensed Financial Information and accompanying Notes to the Unaudited Pro Forma Financial Information reflect the application of the pooling of interests method of accounting for the Reorganization. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of NationsBank and BankAmerica are combined and reflected at their historical amounts.

      NationsBank's acquisition of Boatmen's Bancshares, Inc. ("Boatmen's") on January 7, 1997, was accounted for using the purchase method of accounting. Accordingly, the results of operations of Boatmen's have been included in the NationsBank historical financial statements from the date of acquisition. Under the purchase method of accounting, the purchase price was allocated to assets acquired and liabilities assumed based on their estimated fair values at the closing date of the transaction.

      The combined company expects to achieve certain merger benefits in the form of operating cost savings which may be significant. The pro forma earnings, which do not reflect any direct costs or potential savings which are expected to result from the consolidation of operations of NationsBank and BankAmerica, may not be indicative of the results of future operations. The unaudited pro forma earnings for the years ended December 31, 1997, 1996 and 1995 do not reflect any direct costs or potential savings from the consolidation of operations of Barnett. No assurances can be given with respect to the ultimate level of expense savings. The merger and restructuring items reflected in the pro forma condensed balance sheet include severance and change in control and other employee-related expenses, conversion and related costs and occupancy and equipment expenses (primarily lease exit costs and the elimination of duplicate facilities and other capitalized assets), exit costs related to contract terminations and other merger and restructuring costs (including legal and investment banking fees).

                        PRO FORMA CONDENSED BALANCE SHEET
                             NATIONSBANK/BANKAMERICA
                                   (Unaudited)



                                                                       AT JUNE 30, 1998
                                                     ----------------------------------------------------------
                                                                                                   NATIONSBANK
                                                                                   PRO FORMA       BANKAMERICA
                                                      NATIONSBANK   BANKAMERICA   ADJUSTMENTS        COMBINED
                                                      -----------   -----------   -----------      ------------
                                                                       (DOLLARS IN MILLIONS)
                                                                       ---------------------
ASSETS
Cash and cash equivalents                                 $ 12,568       $ 14,053        $  -          $ 26,621
Time deposits placed                                         1,680          5,566           -             7,246
Investment securities                                       44,958         15,994           -            60,952
Federal funds sold and securities purchased
   under agreements to resell                               12,409         12,220           -            24,629
Trading account assets                                      22,696         28,461           -            51,157
Loans, leases and factored accounts receivable,
   net of unearned income                                  180,897        166,621           -           347,518
Allowance for credit losses                                 (3,215)        (3,517)          -            (6,732)
                                                        -----------      ----------      -------       ----------
Loans, leases and factored accounts receivable,
   net of unearned income and allowance
   for credit losses                                       177,682        163,104           -           340,786
Premises and equipment, net                                  4,010          3,528           -             7,538
Customers' acceptance liability                              1,046          2,688           -             3,734
Intangible assets                                           11,589          6,201           -            17,790
Other assets                                                19,347         12,070           -            31,417
                                                        -----------      ----------      -------       ----------
  Total assets                                           $ 307,985      $ 263,885        $  -         $ 571,870
                                                        ===========      ==========      =======       ==========

LIABILITIES
Deposits                                                 $ 169,238      $ 178,094         $ -         $ 347,332
Borrowed funds                                              54,645         23,805           -            78,450
Trading account liabilities                                 14,130         13,984           -            28,114
Acceptances outstanding                                      1,046          2,689           -             3,735
Accrued expenses and other liabilities                       8,038          9,541         800  (2)       18,379
Trust preferred securities                                   2,705          2,212           -             4,917
Long-term debt                                              31,513         13,521           -            45,034
                                                        -----------      ----------      -------       ----------
  Total liabilities                                        281,315        243,846         800           525,961

SHAREHOLDERS' EQUITY
Preferred stock                                                 85              -           -                85
Common stock                                                10,499          1,210       3,826  (4)       15,535
Additional paid-in capital                                       -          8,022      (8,022) (4)            -
Retained earnings                                           15,767         14,922        (800) (2)       29,889
Common stock in treasury, at cost                                -         (4,196)      4,196  (4)            -
Other, including loan to ESOP trust                            319             81          -                400
                                                        -----------      ----------      -------       ----------
  Total shareholders' equity                                26,670         20,039        (800)           45,909
                                                        -----------      ----------      -------       ----------
  Total liablities and shareholders' equity              $ 307,985      $ 263,885        $ -          $ 571,870
                                                        ===========      ==========      =======       ==========



                      PRO FORMA CONDENSED INCOME STATEMENT
                             NATIONSBANK/BANKAMERICA
                                   (Unaudited)




                                                               FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                                        -----------------------------------------------------
                                                                                                 NATIONSBANK
                                                                                     PRO FORMA   BANKAMERICA
                                                         NATIONSBANK   BANKAMERICA   ADJUSTMENTS  COMBINED
                                                        ------------   ------------  ----------- ------------
                                                           (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                                        -----------------------------------------------------
INTEREST INCOME
 Interest and fees on loans and leases                        $ 7,572        $ 6,755        $ -      $ 14,327
 Interest and dividends on securities                           1,644            558          -         2,202
 Federal funds sold and securities purchased under
   agreements to resell                                           339            510          -           849
 Trading account securities                                       660            770          -         1,430
 Other interest income                                            260            207          -           467
                                                             ---------        --------      ------   --------
   Total interest income                                       10,475          8,800          -        19,275

INTEREST EXPENSE
 Deposits                                                       2,441          2,942          -         5,383
 Borrowed funds                                                 1,555            989          -         2,544
 Trading account liabilities                                      366            170          -           536
 Long-term debt                                                 1,056            579          -         1,635
                                                             ---------        --------      ------   --------
   Total interest expense                                       5,418          4,680          -        10,098
                                                             ---------        --------      ------   --------
NET INTEREST INCOME                                             5,057          4,120          -         9,177
Provision for credit losses                                       530            475          -         1,005
                                                             ---------        --------      ------   --------
NET CREDIT INCOME                                               4,527          3,645          -         8,172
Gains on sales of securities                                      260             73          -           333
Noninterest income                                              3,635          3,583          -         7,218
Foreclosed properties expense (income)                             21            (10)         -            11
Merger and restructuring items                                    470              -          -           470
Noninterest expense                                             4,960          4,520          -         9,480
                                                             ---------        --------      ------   --------
INCOME BEFORE INCOME TAXES                                      2,971          2,791          -         5,762
Income tax expense                                              1,066          1,066          -         2,132
                                                             ---------        --------      ------   --------
NET INCOME BEFORE PREFERRED DIVIDENDS                           1,905          1,725          -         3,630
Preferred dividends                                                 3             19          -            22
                                                             ---------        --------      ------   --------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                   $ 1,902        $ 1,706       $  -       $ 3,608
                                                             =========       =========      ======  =========
Basic earnings per share                                       $ 1.99         $ 2.49                   $ 2.09
                                                             =========       =========              =========
Diluted earnings per share                                     $ 1.95         $ 2.41                   $ 2.03
                                                             ---------       ---------              ---------
Average common shares - Basic (thousands)                     954,040        684,264                1,728,353
                                                             =========       =========              =========
Average common shares - Diluted (thousands)                   978,032        707,773                1,778,948
                                                             =========       =========              =========


                                       7

                          PRO FORMA CONDENSED INCOME STATEMENT
                                NATIONSBANK/BANKAMERICA
                                      (UNAUDITED)


                                                             FOR THE YEAR ENDED DECEMBER 31, 1997
                                                    -------------------------------------------------------
                                                                                                NATIONSBANK
                                                                                   PRO FORMA    BANKAMERICA
                                                    NATIONSBANK     BANKAMERICA    ADJUSTMENTS   COMBINED
                                                    -----------    -------------   -----------  -----------
                                                        (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                                    -------------------------------------------------------
INTEREST INCOME
 Interest and fees on loans and leases               $ 15,270         $ 13,932         $ -      $ 29,202
 Interest and dividends on securities                   2,140            1,123           -         3,263
 Federal funds sold and securities purchased under
   agreements to resell                                   699              817           -         1,516
 Trading account securities                             1,352            1,230           -         2,582
 Other interest income                                    226              415           -           641
                                                       -------          -------         ----      ------
   Total interest income                               19,687           17,517           -        37,204

INTEREST EXPENSE
 Deposits                                               4,891            5,793           -        10,684
 Borrowed funds                                         2,435            1,676           -         4,111
 Trading account liabilities                              678              297           -           975
 Long-term debt                                         1,966            1,166           -         3,132
                                                        ------           ------        ---       -------
   Total interest expense                               9,970            8,932           -        18,902
                                                        ------           ------        ---       -------
NET INTEREST INCOME                                     9,717            8,585           -        18,302
Provision for credit losses                               954              950           -         1,904
                                                        ------           ------        ---         -----
NET CREDIT INCOME                                       8,763            7,635           -        16,398
Gains on sales of securities                              155               26           -           181
Noninterest income                                      5,929            6,042           -        11,971
Foreclosed properties expense (income)                      9              (22)          -           (13)
Merger and restructuring items                            374                -           -           374
Noninterest expense                                     9,234            8,399           -        17,633
                                                      --------           ------        ---        ------
INCOME BEFORE INCOME TAXES                              5,230            5,326           -        10,556
Income tax expense                                      1,898            2,116           -         4,014
                                                      --------           ------        ---        ------
NET INCOME BEFORE PREFERRED DIVIDENDS                   3,332            3,210           -         6,542
Preferred dividends                                        11              100           -           111
                                                      --------           ------        ---        ------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS           $ 3,321          $ 3,110        $  -       $ 6,431
                                                      ========         ========       ====       =======
Basic earnings per share                               $ 3.53           $ 4.45                    $ 3.71
                                                      =======          =======                    ======
Diluted earnings per share                             $ 3.44           $ 4.32                    $ 3.61
                                                      =======          =======                    ======
Average common shares - Basic (thousands)             941,992          699,189                 1,733,194
                                                      ========         ========                =========
Average common shares - Diluted (thousands)           967,672          719,777                 1,782,172
                                                      ========         ========                =========

                          PRO FORMA CONDENSED INCOME STATEMENT
                                NATIONSBANK/BANKAMERICA
                                      (UNAUDITED)




                                                                 FOR THE YEAR ENDED DECEMBER 31, 1996
                                                       ---------------------------------------------------------
                                                                                                     NATIONSBANK
                                                                                    PRO FORMA        BANKAMERICA
                                                       NATIONSBANK    BANKAMERICA   ADJUSTMENTS       COMBINED
                                                       -----------    -----------   -----------     -----------
                                                            (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                                            -----------------------------------------------
INTEREST INCOME
 Interest and fees on loans and leases                  $ 13,121   $      13,412        $ -      $    26,533
 Interest and dividends on securities                      1,618           1,160          -            2,778
 Federal funds sold and securities purchased under
   agreements to resell                                      689             682          -            1,371
 Trading account securities                                1,228           1,001          -            2,229
 Other interest income                                       176             453          -              629
                                                          -------          ------      ----           ------
   Total interest income                                  16,832          16,708          -           33,540

INTEREST EXPENSE
 Deposits                                                  4,246           5,359          -            9,605
 Borrowed funds                                            2,274           1,430          -            3,704
 Trading account liabilities                                 653             227          -              880
 Long-term debt                                            1,435           1,063          -            2,498
                                                           ------          ------      ----           ------
   Total interest expense                                  8,608           8,079          -           16,687
                                                           ------          ------      ----           ------
NET INTEREST INCOME                                        8,224           8,629          -           16,853
Provision for credit losses                                  760             885          -            1,645
                                                           ------          ------      ----           ------
NET CREDIT INCOME                                          7,464           7,744          -           15,208
Gains on sales of securities                                  86              27          -              113
Noninterest income                                         4,408           5,336          -            9,744
Foreclosed properties expense                                 21               1          -               22
Merger and restructuring items                               118             280          -              398
Noninterest expense                                        7,283           8,053          -           15,336
                                                           ------          ------      ----           ------
INCOME BEFORE INCOME TAXES                                 4,536           4,773          -            9,309
Income tax expense                                         1,597           1,900          -            3,497
                                                           ------          ------      ----           ------
NET INCOME BEFORE PREFERRED DIVIDENDS                      2,939           2,873          -            5,812
Preferred dividends                                           17             185          -              202
                                                           ------          ------      ----            -----
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS              $ 2,922         $ 2,688       $  -          $ 5,610
                                                         ========        ========      ====          =======
Basic earnings per share                                  $ 3.56          $ 3.72                      $ 3.42
                                                          =======         =======                     ======
Diluted earnings per share                                $ 3.50          $ 3.65                      $ 3.36
                                                          =======         =======                     ======
Average common shares - Basic (thousands)                820,945         722,373                   1,638,382
                                                         ========        ========                  =========
Average common shares - Diluted (thousands)              837,706         736,055                   1,670,626
                                                         ========        ========                  =========


                         PRO FORMA CONDENSED INCOME STATEMENT
                                NATIONSBANK/BANKAMERICA
                                      (UNAUDITED)

                                                             FOR THE YEAR ENDED DECEMBER 31, 1995
                                                     -----------------------------------------------------
                                                                                               NATIONSBANK
                                                                             PRO FORMA         BANKAMERICA
                                                  NATIONSBANK  BANKAMERICA   ADJUSTMENTS        COMBINED
                                                  -----------   ----------   -----------      ------------
                                                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                                  --------------------------------------------------------
INTEREST INCOME
 Interest and fees on loans and leases             $ 12,134   $    12,760        $ -            $   24,894
 Interest and dividends on securities                 1,844         1,276          -                 3,120
 Federal funds sold and securities purchased under
   agreements to resell                                 942           650          -                 1,592
 Trading account securities                           1,100           741          -                 1,841
 Other interest income                                  166           466          -                   632
                                                      ------        ------       ---                ------
   Total interest income                             16,186        15,893          -                32,079

INTEREST EXPENSE
 Deposits                                             4,274         4,923          -                 9,197
 Borrowed funds                                       2,858         1,160          -                 4,018
 Trading account liabilities                            896           182          -                 1,078
 Long-term debt                                         964         1,113          -                 2,077
                                                      ------        ------       ---                ------
   Total interest expense                             8,992         7,378          -                16,370
                                                      ------        ------       ---                ------
NET INTEREST INCOME                                   7,194         8,515          -                15,709
Provision for credit losses                             505           440          -                   945
                                                      ------        ------       ---                ------
NET CREDIT INCOME                                     6,689         8,075          -                14,764
Gains on sales of securities                             34            24          -                    58
Noninterest income                                    3,787         4,469          -                 8,256
Foreclosed properties expense                            30            18          -                    48
Merger and restructuring items                            -             -          -                     -
Noninterest expense                                   6,670         7,983          -                14,653
                                                     -------        ------       ---               -------
INCOME BEFORE INCOME TAXES                            3,810         4,567          -                 8,377
Income tax expense                                    1,327         1,903          -                 3,230
                                                     -------        ------       ---               -------
NET INCOME BEFORE PREFERRED DIVIDENDS                 2,483         2,664          -                 5,147
Preferred dividends                                      24           227          -                   251
                                                    --------      -------        ---               -------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS         $ 2,459       $ 2,437       $  -               $ 4,896
                                                    ========      ========      ====               =======
Basic earnings per share                             $ 3.18        $ 3.28                           $ 3.03
                                                    ========       =======                         =======
Diluted earnings per share                           $ 3.10        $ 3.24                           $ 2.98
                                                    ========       =======                         =======
Average common shares - Basic (thousands)           773,799       741,963                        1,613,404
                                                    ========      ========                       =========
Average common shares - Diluted (thousands)         800,104       751,112                        1,650,062
                                                    ========      ========                       =========


                        NOTES TO THE UNAUDITED PRO FORMA
                         CONDENSED FINANCIAL INFORMATION


NOTE 1 - BASIS OF PRESENTATION

      On April 10, 1998, NationsBank entered into an Agreement and Plan of Reorganization with BankAmerica. The Reorganization will create a new Delaware holding company which will be headquartered in Charlotte, North Carolina. Each outstanding share of BankAmerica common stock will be converted into 1.1316 shares of the new holding company's common stock and each share of NationsBank's common stock will be converted into one share of the new company's common stock.

      The Unaudited Pro Forma Condensed Financial Information has been prepared assuming that the Reorganization will be accounted for under the pooling of interests method of accounting and is based on the historical consolidated financial statements of NationsBank and BankAmerica. Certain amounts in the historical financial statements of BankAmerica have been reclassified to conform with NationsBank's historical financial statement presentation.

      The pro forma adjustments represent management's best estimates based on available information at this time. Actual adjustments will differ from those reflected in the unaudited Pro Forma Condensed Financial Information. NationsBank and BankAmerica are still in the process of reviewing their respective accounting policies relative to those followed by the other entity. As a result of this review, it may be necessary to restate certain amounts in NationsBank's or BankAmerica's financial statements to conform to those accounting policies that are most appropriate. In management's opinion, any such restatements will not be material.

      On January 9, 1998, NationsBank completed its merger with Barnett, headquartered in Jacksonville, Florida, resulting in the issuance of approximately 233 million shares of NationsBank's common stock. The transaction was accounted for under the pooling of interests method of accounting and accordingly, the historical financial statements of NationsBank reflect the merger with Barnett for all periods presented.

      On January 7, 1997, NationsBank completed the acquisition of Boatmen's, headquartered in St. Louis, Missouri, resulting in the issuance of approximately 195 million shares of NationsBank's common stock valued at $9.4 billion and aggregate cash payments of $371 million to Boatmen's shareholders. At the acquisition date, Boatmen's total assets and deposits were approximately $41.2 billion and $32.0 billion, respectively. The acquisition was accounted for under the purchase method of accounting and, accordingly, is included in NationsBank's historical financial statements from the date of acquisition.

      The Unaudited Pro Forma Condensed Financial Information should be read in conjunction with the historical consolidated financial statements and the related notes thereto of each of NationsBank and BankAmerica. NationsBank's historical financial statements, restated to give retroactive effect of the merger of NationsBank with Barnett, are included in NationsBank's Current Report on Form 8-K filed with the SEC on April 16, 1998. In addition, NationsBank's historical interim financial statements for the six months ended June 30, 1998 are included in NationsBank's Form 10-Q filed with the SEC on August 14, 1998. BankAmerica's historical financial statements are incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997 as filed with the SEC on March 16, 1998 and its Form 10-Q for the six months ended June 30, 1998 as filed with the SEC on August 13, 1998.

NOTE 2 - MERGER AND RESTRUCTURING ITEMS

      In connection with the Reorganization, the combined company expects to incur pre-tax merger and restructuring items of approximately $1.3 billion ($800 million after tax), which will include severance and change in control and other employee-related items, conversion and related costs and occupancy and equipment expenses (primarily lease exit costs and the elimination of duplicate facilities and other capitalized assets), exit costs related to contract terminations and other Reorganization costs (including legal and investment banking fees). The pro forma adjustments represent management's best estimates based on available information at this time. Actual adjustments will differ from those reflected in the unaudited Pro Forma Condensed Financial Information.

The following table presents the major components of the estimated pre-tax merger and restructuring items (dollars in millions):

      Severance, change in control and other employee-related items   $ 450
      Occupancy and equipment expense                                   250
      Conversion and related costs                                      200
      Contract terminations                                             200
      Other                                                             200
                                                                      -----
                                                                     $1,300

NOTE 3 - DIVESTITURES

      The combined company anticipates that, to comply with what the Federal Reserve Board, the Department of Justice and certain state authorities may require in connection with their review of the Reorganization, certain branches of NationsBank and BankAmerica will need to be divested in various markets where each of NationsBank and BankAmerica have a combined share of deposits. The impact of anticipated branch divestitures on the combined company's financial condition and results of operations is not expected to be material.

NOTE 4 - SHAREHOLDERS' EQUITY

      In conjunction with the Reorganization, a new holding company will be established, NationsBank (DE). Each outstanding share of BankAmerica common stock will be converted into 1.1316 shares of the new holding company's common stock and each share of NationsBank's common stock will be converted into one share of the new company's common stock. Each share of the combined company's common stock will have a par value of $0.01 per share. NationsBank and BankAmerica had approximately 960 million and 685 million shares of common stock outstanding as of June 30, 1998, respectively. The pro forma average common share amounts used to calculate pro forma basic and diluted earnings per share were derived from the actual average share amounts for NationsBank and the average share amounts for BankAmerica as adjusted for the exchange ratio of
1.1316. The common stock in the Unaudited Pro Forma Condensed Balance Sheet has been adjusted to reflect the reclassification of BankAmerica's additional paid-in capital and treasury stock to conform to NationsBank's presentation. Unaudited pro forma retained earnings reflects the estimated adjustment for anticipated merger and restructuring costs as described above.

NOTE 5 - OPERATING COST SAVINGS

      The combined company expects to achieve a certain level of cost savings through the optimization of delivery systems, reduction of corporate overhead, elimination of redundant staff functions, consolidation of business lines, data processing and back office operations, infrastructure and vendor leverage and the elimination of certain duplicate or excess facilities. No adjustment has been included in the unaudited Pro Forma Condensed Financial Information for the anticipated operating cost savings. There can be no assurance that anticipated operating cost savings will be achieved in the expected amounts or at the times anticipated.

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



(C) Exhibits.

      The following exhibits are filed herewith:

           EXHIBIT NO.     DESCRIPTION OF EXHIBIT

              99.1 Consolidated Financial Statements of BankAmerica Corporation and Report of Ernst & Young LLP.*

              99.2           Consent of Ernst & Young LLP.

              99.3 Unaudited Interim Financial Statements of BankAmerica as of March 31, 1998, and for the three months ended March 31, 1998 and March 31, 1997, are incorporated by reference to pages 2 through 15 of BankAmerica's Quarterly Report on Form 10-Q dated May 14, 1998.

              99.4 Unaudited Interim Financial Statements of BankAmerica as of June 30, 1998, and for the three and six months ended June 30, 1998 and June 30, 1997, are incorporated by reference to pages 2 through 16 of BankAmerica's Quarterly Report on Form 10-Q dated August 13, 1998.

* Previously filed.

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


                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                NationsBank Corporation
                                                Registrant


Date: August 17, 1998                          /S/ Marc D. Oken
                                                ----------------
                                                Marc D. Oken
                                                Executive Vice President
                                                and Chief Accounting Officer

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